UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of Earliest Event Reported):
                                December 31, 2004


                      BRITTON & KOONTZ CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


        Mississippi                   0-22606                     64-0665423
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)


                   500 Main Street, Natchez, Mississippi 39120
                    (Address of Principal Executive Offices)


                                 (601) 445-5576
               Registrant's Telephone Number, Including Area Code:


Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events

         In 1998, Britton & Koontz Capital Corporation ("Company") invested $1 million in Sumx Inc. ("Sumx"), a Mississippi corporation established to provide electronic banking solutions for the financial industry. In 2001, an additional $250,000 was invested by the Company in Sumx. In exchange for such investments, the Company received an approximate 37% preferred interest in the voting stock of Sumx. During 2002, the Company wrote off its $1,250,000 investment in Sumx, as well as approximately $711,000 of advances to Sumx, due to the Company's uncertainty regarding Sumx's future prospects and valuation.

         On December 31, 2004, the Company sold its entire preferred interest in Sumx back to Sumx for $20,000. As further consideration, the Company received a non-exclusive license to use the Sumx's Internet banking software at no charge. The license has an initial term of five years, with automatic one year renewal terms thereafter unless a party gives the other party notice of non-renewal at least six months prior to the expiration of the then-current term. Finally, the Company agreed to cancel and forgive all indebtedness, obligations and encumbrances of any kind owed by Sumx to the Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                            BRITTON & KOONTZ CAPITAL CORPORATION




January 6, 2005                             /s/ W. Page Ogden
                                            ____________________________________
                                            W. Page Ogden
                                            Chief Executive Officer